AGCO CORP /DE	Exhibit 21.1
12/31/2011

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdiction

AGCO Funding Corporation	United States
Export Market Services LLC	United States
Massey Ferguson Corp.	United States
AGCO Jackson Assembly Company	United States
Sparex, Inc.	United States
GSI Holdings Corp.	United States
GSI Holdings LLC	United States
The GSI Group, LLC	United States
Assumption Leasing Company, Inc.	United States
AGCO Argentina SA	Argentina
Indamo SA	Argentina
AGCO Australia, Ltd.	Australia
Sparex Agparts Pty Limited	Australia
Sparex Australia Pty Limited	Australia
Sparex Maschinenzubehor G.m.b.H.	Austria
Valtra GesmbH	Austria
Sparex Belgium BVBA	Belgium
AGCO do Brazil Commercio e Industria Ltda.	Brazil
AGCO Implementos Ltda.	Brazil
AGCO Parts Servicos Adminstrativos Ltda	Brazil
GSI Brasil Industria e Comercio de Equipamentos Agropecuarios Ltd	Brazil
Tecnoagro Maquinas Agricolas Ltda.	Brazil
Valtra do Brazil Ltda.	Brazil
AGCO Canada Ltd.	Canada
GSI Electronique Inc.	Canada
Sparex Canada Limited	Canada
The GSI Group Canada Co.	Canada
Shanghai GSI Agriculture Equipment Co., Ltd.	China
AGCO (Changzhou) Agricultural Machinery Co. Ltd.	China
AGCO (Daging) Agricultural Machinery Co.	China
AGCO Genpowex (Shanghai) Co. Limited	China
Beijing AGCO Trading Co., Ltd.	China
AGCO Dafeng (Yanzhou) Agricultural Machinery Co., Ltd.	China
Suzhou GSI Co. Ltd	China
The GSI Agricultural Equipments (Shanghai) Co. Ltd.	China
The GSI Group Trading (Shanghai) Co. Ltd	China
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
Sparex ApS	Denmark
AGCO Sisu Power Inc.	Finland
AGCO Suomi Oy	Finland
Valtra OY	Finland
AGCO Distribution SAS	France

AGCO France SA	France
AGCO SA	France
Sparex S.A.R.L.	France
AGCO Deutschland GmbH	Germany
AGCO Deutschland Holding Limited Co. KG	Germany
AGCO GmbH	Germany
AGCO Hohenmolsen GmbH	Germany
Fella Werke GmbH	Germany
Fendt GmbH	Germany
Fendt Immobilien KG	Germany
Sparex Handels-und Vertriebs GmbH	Germany
Valtra Deutschland GmbH	Germany
AGCO Holdings (Hong Kong) Ltd	Hong Kong
AGCO Hungary Kft	Hungary
Sparex (Tractor Accessories) Limited	Ireland
AGCO Italia SpA	Italy
Farmec Srl	Italy
AGCO Italiana GmbH	Italy
Laverda SPA	Italy
Cumberland Sales & Services Sdn Bhd	Malaysia
Hired Hand Technologies Asia Sdn Bhd	Malaysia
The GSI Asia Group Sdn. Bhd	Malaysia
AGCO Mexico S de RL de CV	Mexico
GSI Cumberland De Mexico Servicios, SA De CV	Mexico
GSI Cumberland De Mexico, S. De RL De CV	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Sparex Mexicana S.A. de C.V.	Mexico
Valtractors Mexico SA de CV	Mexico
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
AGCO Holding BV	Netherlands
AGCO International Holdings BV	Netherlands
AGCO Netherlands BV	Netherlands
Sparex Limited Vestiging Holland BV	Netherlands
Valtra International BV	Netherlands
Sparex Distributors New Zealand Limited	New Zealand
Eikmaskin AS	Norway
AGCO SPZOO	Poland
Sparex Polska Sp. Z.o.o.	Poland
Sparex Portugal Importacao e Comercio de Pecas Lda	Portugal
Valtractor Comercio de Tractores e Maquinas Agricolas SA	Portugal
AGCO Machinery LLC	Russia
GSI Group Africa (Prop) Ltd.	South Africa
Sparex (Proprietary) Limited	South Africa
AGCO Iberia SA	Spain
Sparex Agrirepuestos SL (Spain)	Spain
AGCO AB	Sweden
Sparex AB	Sweden
AGCO International GmbH	Switzerland
MF Tarim Makineleri Ltd.	Turkey

Ag-Chem (UK) Limited	United Kingdom
AGCO Funding Company	United Kingdom
AGCO International Ltd.	United Kingdom
AGCO Ltd.	United Kingdom
AGCO Machinery Ltd	United Kingdom
AGCO Manufacturing Ltd.	United Kingdom
AGCO Pension Trust Ltd.	United Kingdom
AGCO Services Ltd.	United Kingdom
Anglehawk Limited	United Kingdom
Massey Ferguson Executive Pension Trust Ltd.	United Kingdom
Massey Ferguson Staff Pension Trust Ltd.	United Kingdom
Massey Ferguson Works Pension Trust Ltd.	United Kingdom
Sparex Holdings Limited	United Kingdom
Sparex International Limited	United Kingdom
Sparex Limited	United Kingdom
Spenco Engineering Company Limited	United Kingdom
Valtra Tractors (UK) Ltd.	United Kingdom

50% or Greater Joint Venture Interests of the Registrant

Deutz AGCO Motores SA	Argentina
Groupement International De Mecanique Agricole SA	France
AGCO CTP Holdings BV	Netherlands
AGCO CTP LLC	Russia
Amity JV	United States

Less Than 50% Joint Venture Interests of the Registrant

AGCO Capital Argentina S.A.	Argentina
AGCO Finance PTY Ltd.	Australia
AGCO Finance GmbH, Landmaschinen Leasing	Austria
Agricredit do Brasil Ltda	Brazil
AGCO Finance Canada Ltd.	Canada
AGCO Finance SNC	France
AGCO Finance GmbH	Germany
Tractors and Farm Equipment Limited	India
AGCO Finance Ltd. Ireland	Ireland
Libyan Tractor and Agricultural Commodities Company	Libya
Compagnie Maghebine de Materials Agricoles et Industriels SA	Morocco
Saudi Tractor Manufacturing Company Limited	Saudi Arabia
AGCO Finance Ltd	United Kingdom
AGCO Advantage LLC	United States
AGCO Finance LLC	United States